UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CNB Financial Corporation

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P.O. Box 42

Clearfield, PA 16830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNB FINANCIAL CORPORATION will be held at the CNB Bank, One South Second Street, Clearfield, Pennsylvania 16830 on Tuesday, April 17, 2007, at 2:00 P.M. for the following purposes:

1.	ELECTION OF DIRECTORS: To elect four Class 2 directors to serve until the Annual Meeting in the year 2010 or until their respective successors are elected and qualified.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS: To ratify the appointment of Crowe Chizek and Company LLC as our independent auditors for the year ending December 31, 2007.

3.	TRANSACTION OF OTHER BUSINESS: To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 8, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

The annual report to shareholders for the year ended December 31, 2006, and the Proxy Statement and form of proxy for the meeting are enclosed.

YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE RETURN THE PROXY AS PROMPTLY AS POSSIBLE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SO NOTIFYING THE SECRETARY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

Joseph B. Bower, Jr.
Secretary

Clearfield, Pennsylvania

March 19, 2007

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

TUESDAY, APRIL 17, 2007

CNB Financial Corporation (the “Corporation”) is a Pennsylvania business corporation and a financial holding company registered with the Federal Reserve Board having its principal offices at CNB Bank, Clearfield, Pennsylvania 16830. The subsidiaries of the Corporation are CNB Bank (the “Bank”), CNB Securities Corporation, Holiday Financial Services Corporation, County Reinsurance Company and CNB Insurance Agency.

The enclosed proxy is being solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held April 17, 2007. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Corporation. In addition to the solicitation of proxies by use of mail, directors, officers or other employees of the Corporation may solicit proxies personally or by telephone and the Corporation may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing. The date on which this proxy statement and the accompanying form of proxy was mailed to shareholders was March 19, 2007.

A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on a particular matter to be acted upon at the meeting. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

The enclosed proxy is revocable at any time prior to the actual voting of such proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Corporation. In the event your proxy is mailed and you attend the meeting, you have the right to revoke your proxy and cast your vote personally. All properly executed proxies delivered to us pursuant to this solicitation will be voted at the meeting in accordance with your instructions, if any. Unless otherwise directed, proxies will be voted FOR the election as directors of the four nominees named under the caption “Election of Directors” herein and FOR ratification of the appointment of our independent auditors for the year 2007. The Board of Directors is not aware of any other matters which will be presented for action at the meeting, but the persons named in the proxies intend to vote or act according to their discretion with respect to any other proposal which may be presented for action.

The Board of Directors has fixed the close of business on March 8, 2007, as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the meeting. The only securities of the Corporation entitled to vote at the meeting consist of 8,868,524 shares of common stock outstanding on the Record Date.

In the election of directors, each shareholder or a duly authorized proxy will have the right to vote the number of shares owned for each of the four directors to be elected. The four nominees with the highest number of votes will be elected. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the shares voted on the matter is required for the approval of all other matters, and the shareholders will have one vote for each share held.

To the knowledge of the Corporation, no single shareholder beneficially owned on the Record Date more than five percent (5%) of the outstanding common stock of the Corporation. At the Record Date, all officers and directors of the Corporation as a group (17 persons) beneficially owned 1,200,504 shares or 13.5% (including shares acquirable within 60 days of the Record Date),

1.	ELECTION OF DIRECTORS

The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than nine nor more than twenty-four persons. The Board of Directors has acted to fix the number of directors for the ensuing year at thirteen and the number of Class 2 directors at four.

The Articles further provide that the Board shall be classified into three classes with each class consisting of no less than three nor more than eight directors. One class of directors is to be elected annually for a three-year term. The four nominees named below are nominated to serve as Class 2 directors to hold office for a three year term expiring at the third succeeding annual meeting (in the year 2010). The persons named in the enclosed proxy will vote FOR the election of the nominees named below unless authority to do so is withheld. Each nominee has consented to be named as a nominee and has agreed to serve if elected. If, for any reason, any of the nominees named below should become unavailable to serve, the enclosed proxy will be voted for the remaining nominees and such other person or persons as the Board of Directors may select among those recommended by the Nominating Committee.

NOMINEES: Four Class 2 directors for a three year term expiring at the annual shareholders meeting in the year 2010.

Name	Age	Business Experience (Past Five Years)	Director Since	Shares Beneficially Owned (1) (2)		Shares Acquirable Within 60 Days (1)

Dennis L. Merrey Independent Director	58	Retired. Formerly President, Clearfield Powdered Metals, Inc. (Manufacturer)	6/4/91	74,491	(3)	6,250

William R. Owens Independent Director	69	Chairman of the Board, Formerly Vice President, Secretary and Treasurer, CNB Financial Corporation and President and Chief Executive Officer, CNB Bank	2/15/83	50,550	(3)	5,000

Deborah Dick Pontzer Independent Director	47	Economic Development and Workforce Specialist for Congressman John E. Peterson	6/10/03	3,156		1,250

Charles H. Reams Independent Director	63	President, CH Reams and Associates (Insurance)	1/9/07	1,217		—

The following Class 3 directors terms expire at the time of the annual meeting in 2009.

Joseph B. Bower, Jr.	43	Secretary CNB Financial Corporation Executive Vice President Chief Operating Officer CNB Bank	4/19/05	8,436	(3)(4)	34,562

Robert E. Brown Independent Director	65	Vice President E. M. Brown, Inc. (Coal Producer)	2/15/83	47,451	(3)	6,250

Michael F. Lezzer Independent Director	46	President Lezzer Holdings, Inc. (Building Supply Co.)	8/10/04	13,690	(3)(6)	1,250

Robert W. Montler Independent Director	55	President & CEO Lee Industries (Manufacturer)	6/28/05	2,050		—

The following Class 1 directors terms expire at the time of the annual meeting in 2008.

William F. Falger	59	President and Chief Executive Officer CNB Financial Corporation President and Chief Executive Officer CNB Bank	4/16/96	14,301 97,578	(3)(4) (5)	71,250

James J. Leitzinger Independent Director	68	President Leitzinger Land Company, Inc. (Real Estate Investments)	10/4/83	28,382	(3)	6,250

Jeffrey S. Powell Independent Director	42	President J. J. Powell, Inc. (Petroleum Distributor)	12/27/94	307,124	(3)(8)	6,250

Peter F. Smith Independent Director	52	Attorney at Law	9/12/89	34,470	(3)	6,250

James B. Ryan Independent Director	59	Retired, Formerly Vice President of Sales & Marketing Windfall Products, Inc. (Manufacturer)	2/9/99	33,935		6,250

Beneficial Ownership of Certain Executive Officers:

Mark D. Breakey	48	Senior Vice President and Credit Risk Manager CNB Bank		5,070		27,150

Donald E. Shawley	51	Senior Vice President and Senior Trust Officer CNB Bank		1,512 254,739	(7)	14,062

Richard L. Sloppy	56	Senior Vice President and Senior Loan Officer CNB Bank		14,010	(3)(4)	15,937

Charles R. Guarino	44	Treasurer, CNB Financial Corporation Vice President and Chief Financial Officer CNB Bank		381		—

(1)	Information furnished by directors and executive officers.

(2)	The shares “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and include shares as to which the individual has or shares voting or investment power on the Record Date.

(3)	This figure includes joint ownership with relatives as to which the director or officer has joint voting or investment powers.

(4)	This figure includes shares through a trust or pension plan agreement.

(5)	This figure includes shared voting rights for shares indirectly held in trust for the Bank’s 401(k) employees’ savings plan.

(6)	This figure includes indirect ownership of shares as to which the director or officer has voting or investment powers.

(7)	This figure represents voting rights for shares indirectly held in CNB Bank’s Trust Department.

(8)	Mr. Powell beneficially owns 3.5% at the record date.

The Board of Directors recommends a vote for the election of Messrs. Merrey, Owens, Reams and Mme. Pontzer.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors is responsible for selecting the Corporation’s independent auditors. At its meeting held on March 1, 2007, the Audit Committee appointed Crowe Chizek and Company LLC (“Crowe Chizek”) as the independent auditors for the 2007 fiscal year. Although shareholder approval for this appointment is not required, the Board is submitting the selection of Crowe Chizek for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider its future selection.

In making the appointment of Crowe Chizek as the Corporation’s independent auditors for the fiscal year 2007, the Audit Committee considered whether Crowe Chizek’s provision of services other than audit services is compatible with maintaining independence as our independent auditors.

The Board of Directors recommends a vote FOR ratification of the appointment of Crowe Chizek and Company, LLC as the independent auditors for the fiscal year ending December 31, 2007.

3.	OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the annual meeting and does not know of any matter which anyone proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 16 meetings during 2006. Eleven of the twelve directors attended the 2006 annual meeting of shareholders.

The Board of Directors of the Corporation and the Board of Directors of the Bank have a number of joint committees that serve both the Corporation and the Bank. These include an Audit Committee, an Executive Compensation/Personnel Committee and a Corporate Governance/Nominating Committee.

Audit Committee

The Audit Committee met four times in 2006. The Audit Committee appoints the Corporation’s independent accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, approves and evaluates the internal audit function, pre-approves all audit and any non-audit services, and reviews and approves the annual and quarterly financial statements. Members of the Audit Committee are Jeffrey S. Powell, Chairman, Michael F. Lezzer, Robert W. Montler, Deborah Dick Pontzer and Charles H. Reams. The Corporation’s Board adopted a written charter for the Audit Committee on May 3, 2001. It was subsequently reassessed and readopted by the Board on August 8, 2006. The current charter is appended to this Proxy Statement as Appendix A.

Audit Committee Independence. In the opinion of the Corporation’s Board, the members of the Audit Committee do not have a relationship with the Corporation or any of its affiliates that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them is or has for the past three years been an employee of the Corporation or any of its affiliates; no immediate family members of any of them is or has for the past three years been an executive officer of the Corporation or any of its affiliates; and they otherwise meet the standards for independence required by NASDAQ.

Audit Committee Financial Expert. The Corporation’s Board of Directors has determined that the Audit Committee does not have a “financial expert” serving on the Committee, as defined by the Securities and Exchange Commission (“SEC”). While there are attributes present regarding an understanding of financial statements as well as the ability to assess the proper application of accounting estimates, accruals and reserves, there is no indepth knowledge of generally accepted accounting principles. The Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities, at the Corporation’s expense.

Non-Audit Services. The Audit Committee must pre-approve all permitted non-audit services performed by the Corporation’s external audit firm. The Audit Committee may delegate such authority to a subcommittee, provided that any decisions of the subcommittee are presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report. The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2006 and has discussed them with management. The Audit Committee has also discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No.1

(having to do with matters that could affect the auditor’s independence), and has discussed with Crowe Chizek their independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in CNB Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee:

Jeffrey S. Powell, Chairman

Deborah Dick Pontzer

Michael F. Lezzer

Charles H. Reams

Robert W. Montler

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934 and shall not be deemed filed under that Act.

Executive Compensation/Personnel Committee

The Executive Compensation/Personnel Committee consists of Dennis L. Merrey, Chairman; Michael F. Lezzer; Jeffrey S. Powell and James B. Ryan. The Committee met seven times during 2006. See “Executive Compensation - Report of the Executive Compensation Committee.”

Corporate Governance and Nominating Committee

The Nominating Committee met three times during 2006. The Committee consists of the following independent directors as defined by NASDAQ rules: William R. Owens, Chairman; Robert E. Brown; Dennis L. Merrey; James B. Ryan; and Peter F. Smith. The Nominating Committee was established by resolution of the Board of Directors. Its function is to recommend to the Board candidates for nomination for election to the Board of Directors. Any shareholder who wishes to have the Committee consider a candidate should submit the name of the candidate, along with any biographical or other relevant information that the shareholder wishes the Committee to consider and the consent of such candidate evidencing his or her willingness to serve as a director, to the President of the Corporation at the address appearing on the first page of this Proxy Statement no later than November 20, 2007. All recommendations are subject to the process described below.

Description of Nominating Committee Selection Process

The Committee has the responsibility of reviewing and evaluating candidates for election or appointment to the Board of Directors. The process utilized by the Committee to recommend a candidate consists of first reviewing formal expressions of interest by interested individuals which have been communicated to the Committee. In addition, the Committee obtains input from shareholders, directors and management regarding other potential candidates who have not indicated interest in a Board position.

Utilizing the selection criteria set forth below, the Committee selects a candidate and then conducts an interview in order to further evaluate the individual. Subsequent to the interview the Committee meets to determine whether to recommend the candidate to the Board of Directors for election or appointment. The Board of Directors, exclusive of non-independent directors, either accepts or rejects the Committee recommendation.

Nominating Committee Candidate Selection Criteria

The Nominating Committee utilizes various selection criteria to evaluate a candidate for election or appointment to the Board of Directors. The criteria include but are not limited to the following minimum criteria:

1.	Residency within the market area of CNB Bank.

2.	Ability and willingness to commit time necessary to fulfill Board duties.

3.	Strong interest in or familiarity with the financial services industry.

4.	Successful background in a business or profession representing a constituency within the Bank’s market area.

5.	Character and reputation.

6.	Under the Bylaws: (i) no shareholder is eligible to serve as a director who does not own at least 1,000 unencumbered shares of the Corporation’s common stock; (ii) no incumbent director may be proposed for nomination to the Board of Directors without approval of 25% of the Board; and (iii) no shareholder, not an incumbent director, may be proposed for nomination to the Board of Directors without approval of two-thirds of the Board.

Directors William R. Owens and William F. Falger are ex officio members of all committees if not otherwise named, except the Audit, Nominating and Executive Compensation Committees as to Mr. Falger.

Communications With Directors

Any shareholder who wishes to communicate with the directors (or with any individual director) should send a letter to the directors as follows: ATTN: Corporate Secretary - Communication to Directors, CNB Financial Corp., PO Box 42, Clearfield, PA 16830. The Corporate Secretary will regularly forward all such correspondence to the directors.

EXECUTIVE COMPENSATION

Report of the Executive Compensation Committee

The Executive Compensation Committee is composed of four non-employee, independent directors (as defined in applicable NASDAQ Corporate Governance Rules) selected from the Board of Directors of the Corporation.

The Committee has the overall responsibility for reviewing, establishing, and administering policies which govern executive compensation programs. It determines the compensation of the chief executive officer and recommends to the Board the compensation of all other executive officers. In discharging these responsibilities, the Committee seeks to maintain a position of “equity” with respect to the balancing of interests of the shareholders with those of the executive officers.

At the request of the Committee, executive officers of the Corporation or Bank may be present at Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Committee, nor do they have a vote on any matters brought before the Committee. Independent, outside advisors and consultants were used from time to time by the Committee during 2006 and have been put on retainer for 2007.

Executive Compensation Discussion and Analysis

Executive Summary

This discussion and analysis describes briefly the philosophy, the strategy and the major details of the Corporation’s approach to compensating key executives. The approach has been developed over several years with guidance and oversight of the Executive Compensation Committee and with the input and observations of management as well as that of compensation and benefits consultants.

Our expectation is that our senior management team should drive performance and produce above average returns for shareholders. To achieve that goal, our executive compensation approach is benchmarked, both as to pay and as to performance, and weighted heavily toward results. In return for achieving above average performance, we expect to reward our senior management with at or above average compensation and benefits.

Objective/Rewards

The primary objective of our approach is to produce superior operating results for the Corporation by attracting, retaining and motivating key executives whose experience, expertise and ability will assure that our overall corporate objectives are met or exceeded. Achieving above average peformance benefits shareholders and rewards our senior management team through incentive-based compensation.

Elements of Compensation

The Corporation uses the following elements of compensation and benefits to recruit, retain and reward its key executives:

1.	Salary - We believe that a competitive salary is essential and that it should produce between 50 percent and 70 percent of a key executive’s total compensation, depending upon his or her position and ability to drive performance. Using data provided by a national accounting firm, we benchmark salary and bonus generally to the median, with flexibility to adapt to the particular skills of an individual or the specific needs of the Corporation.

2.	Annual Bonus - Through our 2006 Executive Incentive Plan, we offer a select group of key executives, whose efforts largely determine the achievement of corporate goals and objectives, an annual cash bonus opportunity. For each executive there are individual and group objectives, which vary among executives according to their areas of responsibility. In general, however, we set a minimum target or targets, expressed as performance in excess of the median for a peer group of similar corporations, which must be met before any bonus can be paid. The major component in the plan is Return on Average Assets (ROA). The targets established are basically the budgeted ROA and an ROA that exceeds the peer group at plus 0.10%. We compare the Corporation’s performance to that of financial institutions with assets of between $500 million and $1 billion as contained in the Bank Holding Company Performance Report prepared by the Federal Reserve Board.

3.	Stock-Based Compensaton - We believe that our key executives should be invested in the Corporation and share the risks and rewards of our other shareholders. Under the 1999 Stock Incentive Plan we had used the grant of stock options to help accomplish this objective. Because of changes in accounting rules effective in 2006, we are reconsidering whether options are the best means of proceeding and have not granted any during 2005 or 2006. Since 2005, we have used the award of restricted common stock, vesting equally in four installments, as a means of compensating key executives while making the full benefit of the award conditional upon remaining with the Corporation for the near future.

4.	Non-Qualified Deferred Compensation Plans - We think that deferred compensation plays an important role in retaining key executives, as well as helping them provide for retirement. For that reason, we provide:

a.	Supplemental Executive Retirement Plan (SERP) - The Corporation adopted the SERP to “make up”, approximately, the difference between the benefit that would have been paid, using the formula in the Pension Plan and in the Savings Plan, and the benefit that can be paid under the Plans, because of Internal Revenue Service limits imposed on benefits payable or compenstion covered under the such plans.

b.	Executive Deferred Compensation Plan - Key executives can participate in the Plan, which allows them to defer up to 10% of base compensation and 100% of annual bonus until a date in the future, generally, upon termination of employment. Deferrals are “deemed” to be invested in Corporation common stock, and the value of a participant’s account generally tracks the performance of actual common stock. The Corporation provides no inducement (match or discretionary contribution) for key executives who participate but believes that this “phantom stock” arrangement helps align the interest of participants with that of shareholders.

5.	Beyond the payment of dues to certain service and social organizations, executive officers do not receive any additional perquisites with the exception of vehicles provided to Mssrs. Falger and Bower at the expense of the Corporation.

Chief Executive Officer Compensation

During 2006, William F. Falger served as President and Chief Executive Officer of CNB Financial Corporation and CNB Bank. In determining Mr. Falger’s base salary the Executive Compensation Committee reviewed Mr. Falger’s performance relative to attainment of corporate goals and objectives such as earnings per share, return on assets and return on equity. Also in determining Mr. Falger’s base salary, the Committee took into consideration a comparison of base salaries of chief executive officers of a peer group of financial institutions.

In addition to base salary, Mr. Falger is eligible to receive a cash bonus for 2006 performance all of which, $77,860, was paid in 2007. This bonus is calculated based upon the level of earnings of the Corporation in excess of the median level of earnings achieved by all bank holding companies in the United States with assets in excess of $500 million but less than $1.0 billion in accordance with the 2006 Executive Incentive Plan approved in December, 2005.

Mr. Falger was granted 2,503 shares of restricted common stock under the 1999 Stock Incentive Plan. The grant will vest equally over the next four years.

The Corporation also provides to Mr. Falger the use of a vehicle as well as the payment of club dues.

2006 Executive Compensation Actions

The Committee reviewed the performance of the Chief Executive Officer and other executive officers and established their base salaries for the ensuing year. The Committee also set the performance targets utilized in the 2006 Executive Incentive Plan. In addition, the Committee reviews the non-qualified benefit plans of the executives. The other executive officers of the Corporation and/or the Bank are Joseph B. Bower, Jr. Executive Vice President and Chief Operating Officer, Mark D. Breakey, Senior Vice President and Credit Risk Manager, Donald E. Shawley, Senior Vice President and Senior Trust Officer and Richard L. Sloppy, Senior Vice President and Senior Loan Officer. The Committee reviewed the following comparison for the years shown:

Executive Salaries and bonuses as a % of Net Income	2006 - 9.6% 2005 - 9.7% 2004 - 9.3% 2003 - 11.6% 2002 - 12.2%

Employment Contracts

The Corporation has entered into Executive Employment Contracts with Messrs. Falger and Bower that extend to December 31, 2007 and automatically renew unless either party serves the other party with 90 days written notice of termination. Each contract provides for a base salary to be established annually and for increases, stock awards and bonuses as may be awarded from time to time by the Board of Directors. Each contract contains a covenant not to compete with the Corporation for three years following termination of employment and a covenant to protect the Corporation’s confidential information. The contracts provide for severance pay in the event of termination without cause, whether or not a change in control has occurred or for voluntary termination under certain specified circumstances following a change in control. The executive officer will be entitled to receive a lump sum cash payment equal to 2.99 times his base salary for the year in which employment ends. An additional 2.99 times the average incentive bonus paid over the last three years would be paid to Messrs. Falger and Bower. The potential payments that would have occurred assuming a change of control event at December 31,2006 were $877,910 for Mr. Falger and $517,724 for Mr. Bower.

Submitted by the Executive Compensation Committee:

Dennis L. Merrey, Chairman         Michael F. Lezzer         Jeffrey S. Powell         James B. Ryan

Summary Compensation Table

The following table shows, for the fiscal year ended December 31, 2006, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued for that year, to the principal executive officer, the principal financial officer and the next three highest paid executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compen- sation ($) (3) (4)	Total ($)
William F. Falger, President and CEO of CNB Financial Corp. President and CEO of CNB Bank (3)	2006	260,000	—	34,541	77,860	218,003	34,436	624,840
Joseph B. Bower, Jr., Secretary of CNB Financial Corp. Executive Vice President and COO of CNB Bank (3)	2006	157,500	—	22,259	47,165	66,231	20,648	313,803
Mark D. Breakey, Senior Vice President and Credit Risk Manager	2006	120,000	—	13,910	28,511	53,086	13,470	228,977
Richard L. Sloppy, Senior Vice President and Senior Loan Officer	2006	125,000	5,000	13,910	15,605	33,530	14,255	207,300
Charles R. Guarino, Treasurer of CNB Financial Corp. Vice President and Chief Financial Officer of CNB Bank	2006	82,980	—	—	11,468	7,529	9,187	111,164

(1)	Reflects shares of restricted stock awarded under the 1999 Stock Incentive Plan valued at the dollar amount recognized for financial reporting purposes for 2006 in accordance with FAS 123R. The shares of restricted stock that remain subject to forfeiture entitle the Named Officer to all of the rights of a shareholder generally, including the right to vote the shares and receive any dividends that may be paid thereon. The shares of restricted stock awarded vest equally over a four-year period. The shares continue to be subject to risk of forfeiture, which will lapse upon vesting. Accelerated vesting will occur and restrictions will lapse in the event that certain change in control events occur

(2)	The Change in Pension Value is a combination of all pension plans, as detailed in this proxy statement including the Money Purchase Plan and the 401k plan. Both of these plans are in place for all employees and contribution amounts are standard for all participants.

(3)	Figures stated in this column include contributions to the CNB Bank Money Purchase Pension Plan, 401(K) Savings Plan, term life insurance premiums which are reflected in Pension Benefits Table.

(4)	It is the policy of the Corporation to pay dues to certain service and social organizations for the executive officers. The incremental cost of these benefits was minimal and did not exceed the lesser of 10% of total salary and bonus or $50,000 for any named executive officer for any of the years shown.

Grants of Plan-Based Awards in 2006

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value (1) ($)
William F. Falger	2/14/06	2,503	34,541
Joseph B. Bower, Jr.	2/14/06	1,613	22,259
Mark D. Breakey	2/14/06	1,008	13,910
Richard L. Sloppy	2/14/06	1,008	13,910
Charles R. Guarino	2/14/06	—	—

(1)	Fair value of the stock award computed in accordance with FAS 123R.

Pension Plan

The Bank maintains a non-contributory pension plan called The CNB Bank Money Purchase Pension Plan. All active officers and full-time employees, 21 years of age or over, employed by the Bank for one year, are participants in the Plan. The Bank’s contribution per participant is 6% of total salary plus 5.7% of salary in excess of $94,200, but subject to a $210,000 salary limit. The total contribution to the retirement plan for the year 2006 was $422,000. Employees become vested after five years of service with the Bank. Directors other than active officers are not covered by any retirement plan. Retirement funds are held in trust for each employee. Benefits are determined by the employer’s contribution over the years and the plan earnings. At the time of retirement, the total value is distributed in one lump sum.

Savings Plan

The CNB Bank Savings Plan is qualified under Section 401(k) of the Internal Revenue Code. Participants can elect to contribute up to 15% of their annual salary into the Plan. Under the Tax Reform Act, participants’ contributions are limited to $15,000, plus an additional $5,000 for employees age 50 and over, and also subject to the $220,000 compensation limit. All officers and employees of CNB Bank, including those named in the Summary Compensation Table set forth herein, are eligible to participate in the Plan. The Bank makes matching contributions dollar-for-dollar of the participant’s salary deferrals up to 3% of compensation and then a fifty-cents on the dollar matching contribution on salary deferrals from 3% to 5% of compensation in the form of Corporation stock. The Bank’s total contribution to the savings plan was $242,000 for the year. All participant’s contributions, at the participant’s election, are invested among several mutual fund options maintained by the Bank as Trustee during 2006. The Bank’s contributions to the Savings Plan in 2006 for the accounts of the officers named in the Summary Compensation Table set forth herein is included as All Other Compensation.

Stock Incentive Plan

In 1999, the Corporation’s Board of Directors adopted and the stockholders approved the 1999 Stock Incentive Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of the capital stock in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries. On February 14, 2007, the Board of Directors, upon the recommendation of the Executive Compensation Committee, granted to key officers of the Bank restricted stock shares of the Corporation Common Stock for the performance of the Corporation related to 2006. The shares will vest equally over four years for officers and three years for non employee directors. Restricted shares granted for 2006 totaled 11,929. The plan calls for immediate vesting of all unvested grants as a change of control provision. The Stock Incentive Plan does not authorize the grant of stock appreciation rights.

Supplemental Executive Retirement Plan

The Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain executives of the Bank to compensate those executive participants in the Bank’s Pension Plan and Savings Plan whose benefits are limited by Section 415 of the Code (which places a limitation on annual benefits at $175,000 in 2006) or Section 401 (a) (17) of the Code (which places a limitation on compensation at $220,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Pension Plan and Savings Plan but for the limitations imposed by Code Sections 401 (a) (17) and 415 and that which is actually funded as a result of the limitations.

Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 20 equal annual installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Shares Underlying Exercisable Options (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested ($)
William F. Falger	8,750 12,500 12,500 12,500 12,500 12,500	11.30 7.40 9.00 13.30 17.54 16.04	9/14/09 8/8/10 12/11/11 12/10/12 12/9/13 12/14/14	2,503	35,493
Joseph B. Bower, Jr.	1,562 6,250 6,250 6,250 6,250 8,000	11.30 7.40 9.00 13.30 17.54 16.04	9/14/09 8/8/10 12/11/11 12/10/12 12/9/13 12/14/14	1,613	22,872
Mark D. Breakey	3,400 3,750 5,000 5,000 5,000 5,000	11.30 7.40 9.00 13.30 17.54 16.04	9/14/09 8/8/10 12/11/11 12/10/12 12/9/13 12/14/14	1,008	14,293
Richard L. Sloppy	312 2,500 3,125 5,000 5,000	9.50 9.00 13.30 17.54 16.04	2/8/10 12/11/11 12/10/12 12/9/13 12/14/14	1,008	14,293
Charles R. Guarino	—	—	—	—	—

(1)	All stock options granted to the named executive officers were fully exercisable at December 31, 2006.

The following table sets forth information concerning the vesting in 2006 of reinvested stock awards granted to the named executive officers. None of them exercised any stock options in 2006.

Stock Awards Vested in 2006

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William F. Falger (1)	77	1,087
Joseph B. Bower, Jr.	—	—
Mark D. Breakey (1)	41	575
Richard L. Sloppy	—	—
Charles R. Guarino	—	—

(1)	Share vesting represents dividends earned and reinvested from restricted stock awards.

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
William F. Falger	CNB Bank Money Purchase Pension Plan	17	$667,883
	CNB Bank 401 (K) Retirement Plan	17	327,942
	Supplemental Executive Retirement Plan (1)	17	741,670
Joseph B. Bower, Jr.	CNB Bank Money Purchase Pension Plan	9	95,754
	CNB Bank 401 (K) Retirement Plan	9	145,465
	Supplemental Executive Retirement Plan (1)	9	237,894
Mark D. Breakey	CNB Bank Money Purchase Pension Plan	15	152,739
	CNB Bank 401 (K) Retirement Plan	15	174,449
	Supplemental Executive Retirement Plan (1)	15	83,963
Richard L. Sloppy	CNB Bank Money Purchase Pension Plan	8	69,407
	CNB Bank 401 (K) Retirement Plan	8	146,689
Charles R. Guarino	CNB Bank Money Purchase Pension Plan	2	10,730
	CNB Bank 401 (K) Retirement Plan	2	19,130

(1)	The Supplemental Executive Retirement Plan is described on page 11. This plan is offset by tax-free earnings from Bank Owned Life Insurance.

Nonqualified Deferred Compensation

Name	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
William F. Falger	$4,756	—	$107,119
Joseph B. Bower, Jr.	—	—	—
Mark D. Breakey	—	—	—
Richard L. Sloppy	1,091	—	24,415
Charles R. Guarino	—	—	—

COMPENSATION OF DIRECTORS

Members of the Corporation’s Board of Directors who are not employees of the Corporation or a subsidiary of the Corporation are paid a monthly retainer fee of $550 and also $300 for attendance at each Board meeting and $300 for attendance at each committee meeting. The Chairperson is also paid a $600 monthly retainer fee. Members of the Bank’s Board of Directors who are not employees of the Corporation or a subsidiary of the Corporation are paid $550 for attendance at each Board meeting and $300 for attendance at each committee meeting. Committee Chairpersons were paid $400 for each meeting attended. The chairpersons of the Executive Compensation and Audit Committees are paid a quarterly retainer of $500. All Bank directors are paid a $550 monthly retainer.

Fees are reviewed annually by the Executive Compensation/Personnel Committee for recommendation to the Board. The Committee reviews relevant peer group data similar to that used in the executive compensation review. The Committee believes that an appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct this Corporation and who meet the guidelines referred to on page 6.

Non Management Director Compensation Table for 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William R. Owens	46,150	4,089	—	1,683	50,239
Robert E. Brown	36,100	4,089	4,388	1,071	44,577
James J. Leitzinger	34,450	4,089	3,289	1,683	41,828
Michael F. Lezzer	27,600	4,089	—	150	31,689
Dennis L. Merrey	34,850	4,089	8,805	509	47,744
Robert W. Montler	29,250	4,089	—	374	33,339
Deborah Dick Pontzer	30,675	4,089	—	165	34,929
Jeffrey S. Powell	34,725	4,089	7,092	108	45,906
James B. Ryan	31,850	4,089	—	545	35,939
Peter F. Smith	33,250	4,089	—	288	37,339

(1)	Dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R.

Code of Ethics

The Board of Directors of the Corporation has approved a Code of Ethics for Officers and Directors. The Code of Ethics can be found at the Bank’s website, www.bankcnb.com, under the “About Us” heading.

CERTAIN TRANSACTIONS

Peter F. Smith is general counsel for the Corporation and the Bank. During the last fiscal year, the Corporation paid Mr. Smith $60,186 for legal services. Directors and officers of the Corporation and certain business organizations and individuals associated with them have been customers of and have had normal banking transactions with CNB Bank. All such transactions have been in the ordinary course of business, on terms substantially equivalent, including interest rates and collateral, to those which prevailed in similar transactions with unrelated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

From time to time, the Corporation and the Bank purchase materials or services from directors or from companies with which directors are associated. Such transactions have been at prices and terms not less favorable to the Corporation than could have been obtained from other suppliers or service providers.

DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

In 1999, the Directors approved a Directors and Executive Deferred Compensation Plan. Annually, outside directors can elect the level of participation of their director compensation to be deferred up to 100%. Executive deferrals can be elected throughout the year up to 10% of base compensation and 100% of all bonuses. All deferred compensation will be a general liability of this Corporation and Bank, respectively. This is a phantom stock plan whereby any appreciation or depreciation in each participants account value will reflect precisely CNB Financial Corporation common stock performance including cash dividends. Deferred compensation will serve as a funding source for a trust. Investments are expected to closely match the appreciated or depreciated liability. Any variance will be adjusted by an expense or gain to the Corporation or Bank. In addition to the tax advantages to the participants, they are each additionally incented toward the general performance of the Corporation’s common stock. Accounting treatment for this plan is subject to the Financial Accounting Standards Board Statement #123.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that all of our directors and officers complied during 2006 with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934.

CONCERNING THE INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors for the Year Ended December 31, 2006. The Corporation’s independent auditor for the fiscal year ended December 31, 2006 was Crowe Chizek. The Audit Committee has selected Crowe Chizek to be the independent auditor for the fiscal year ending

December 31, 2007. Representatives of Crowe Chizek are expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire, including comments on the financial statements of the Corporation.

Audit Fees. The following table sets forth the aggregate fees billed to CNB Financial Corporation for the fiscal years ended December 31, 2006 and December 31, 2005 by the Corporation’s independent registered public accounting firm Crowe Chizek.

	December 31,
	2006	2005
Audit Fees	$198,300	$191,900
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$198,300	$191,900

Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Crowe Chizek are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe Chizek on its engagement to audit the financial statements for the year ended December 31, 2006 is attributable to work performed by persons other than full-time, permanent employees of Crowe Chizek. The Audit Committee is responsible for approving any service provided by Crowe Chizek. The audit service represented 100% of total fees approved for Crowe Chizek.

SHAREHOLDER PROPOSALS

The Board of Directors will consider shareholder proposals for the year 2008 annual meeting of shareholders. Any shareholder wishing to make a proposal to be considered for inclusion in the Proxy Statement for that meeting should forward a written copy of such proposal to William F. Falger, President, CNB Financial Corporation, P.O. Box 42, Clearfield, PA 16830 by certified mail, return receipt requested, no later than November 20, 2007.

By Order of the Board of Directors,

Joseph B. Bower, Jr.
Secretary and Treasurer

Clearfield, Pennsylvania

March 19, 2007

APPENDIX A

CNB Financial Corporation

and CNB Bank

Audit Committee Charter

PURPOSE

To assist the board of directors in fulfilling its oversight responsibilities for (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors. The audit committee will also prepare the report that SEC rules require be included in the company’s annual proxy statement.

AUTHORITY

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of the public accounting firm employed by the organization to conduct the annual audit. This firm will report directly to the audit committee.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and permitted non-audit services performed by the company’s external audit firm.

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees-all of whom are directed to cooperate with the committee’s requests-or external parties.

•	Meet with company officers, external auditors, internal auditors or outside counsel, as necessary.

•

The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

COMPOSITION

The audit committee will consist of at least three and no more than six members of the board of directors. The board nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member may be designated as the “financial expert,” as defined by applicable legislation and regulation. If there is not a “financial expert”, as defined by applicable law, on the Board of Directors, disclosure will be related to such in the annual proxy filing for CNB Financial Corporation. No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele-conference.

The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. If necessary, it will meet separately, periodically, with management, with internal auditors and with external auditors.

It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The committee will carry out the following responsibilities: Financial Statement

•	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

•	Complex or unusual transactions and highly judgmental areas

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

•

Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•

Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•

Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•

Review disclosures made by CEO and Principal Financial Officer during the Forms 10-K and l0-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•

Discuss earnings press releases (particularly use of “proforma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The audit committee does not need to discuss each release in advance.

Internal Control

•	Consider the effectiveness of the company’s internal control system, including information technology security and control.

•

Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

•	Review with management and the chief audit executive the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•

Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive. Upon dismissal of the chief audit executive, ensure that the replacements qualifications meet with the approval of the committee.

•	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

•

At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues: and (to assess the auditor’s independence) all relationships between the independent auditor and the company.

•	Take into account the opinions of management and internal audit.

•	Review and evaluate the lead partner of the independent auditor.

•	Present its conclusions with respect to the external auditor to the Board.

•	Ensure time rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

•	Present its conclusions with respect to the independent auditor to the full board.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Establish procedures for:

•	Time receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls, or auditing matters

•	The confidential, anonymous submission by employees of time listed issuer of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the code of conduct to the company’s officers, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

REPORTING RESPONSIBILITIES

•

Regularly report to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•

Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the company issues that relate to committee responsibilities.

OTHER RESPONSIBILITIES

•	Discuss with management the company’s major policies with respect to risk assessment and risk management.

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING

OF SHAREHOLDERS APRIL 17, 2007

The undersigned hereby appoint Mr. L. Albert Hubler and Mr. J. Carl Ogden and each of them the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) to vote all stock of CNB Financial Corporation standing in the undersigned’s name(s) at the Annual Meeting of Shareholders to be held at the office of CNB Financial Corporation/CNB Bank, One South Second Street, Clearfield, PA 16830 on April 17, 2007 or at any adjournment thereof.

1.	ELECTION OF DIRECTORS:

To elect the Board’s nominees named below to serve as Class 2 Directors until the Annual Meeting in the year 2010.

☐ FOR all nominees	☐	FOR all nominees except those which I/we withhold authority *(see INSTRUCTION below)	☐	WITHHOLD for all nominees

Dennis L. Merrey	William R. Owens		Deborah Dick Pontzer
Charles H. Reams

*	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE NOMINEE’S NAME IN THIS SPACE.

2.	Ratification of appointment of independent auditors, Crowe Chizek and Company LLC for the year ending December 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Transact such other business as may properly come before said meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THE NAMED PROXIES ARE AUTHORIZED TO VOTE THEREON AT THEIR DISCRETION.

In the absence of contrary directions, this proxy will be voted FOR all of the named nominees and FOR ratification of the appointment of auditors. The action of a majority of said attorneys and proxies present and acting at said meeting or adjournment (or the one thereof so present and acting if only one shall be present and acting) shall be the action of said attorneys and proxies.

Number of shares of record on March 8, 2007	Dated	__________________________2007

______________________
Signature

Signature

Please sign exactly as printed hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is held jointly, each joint owner should sign.